 EXHIBIT 16.1

Messineo & Co, CPAs LLC 2471 N McMullen Booth Rd - Ste. 302 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

March 15, 2014

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated March 15, 2014, of Go Public II, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

Messineo & Co., CPAs LLC

Clearwater, Florida